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   As filed with the Securities and Exchange Commission on February 8, 1999
===============================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              ---------------------

                                    FORM 8-A


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
       SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                          UNIONBANCAL FINANCE TRUST I
           (Exact name of Registrant as Specified in its Charter)

           DELAWARE                                  94-3313816
  --------------------------           ------------------------------------
  (State of Incorporation or           (I.R.S. Employer Identification No.)
        Organization)


                              350 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA  94104
                   ---------------------------------------------
                     (Address of principal executive offices)





If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
No. 333-67581-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                          Name of Each Exchange on Which
to be so Registered                          Each Class is to be Registered
-------------------                          ------------------------------

Capital Securities, liquidation amount       New York Stock Exchange
of $25 per capital security


Securities to be registered pursuant to Section 12(g) of the Act:  None

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ITEM 1   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This Registration Statement relates to the registration with the Securities and Exchange Commission (the "Commission") of capital securities with a liquidation amount of $25 per capital security (the "Capital Securities"), of the Registrant. The description of the Capital Securities to be registered hereunder is set forth under the caption "Description of Securities--Description of the Trust Preferred Securities" in the Registrant's final Prospectus, which constitutes a part of the Registration Statement on Form S-3 (File No. 333-67581-01), as initially filed with the Commission on November 19, 1998, as amended, and under the caption "Description of the Capital Securities" in the Prospectus Supplement relating to such Registration Statement. The Prospectus and Prospectus Supplement, which will be filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, are deemed to be incorporated herein by reference.

ITEM 2   EXHIBITS.

         None.


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                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  UNIONBANCAL FINANCE TRUST I


                                  By:  /s/  David A. Anderson
                                     ----------------------------------
                                  Name: David A. Anderson
                                  Title: Regular Trustee


Date: February 8, 1999

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